[On Morgan, Lewis & Bockius LLP letterhead]

May 6, 2016

Ryder System, Inc.
11690 N.W. 105th Street
Miami, Florida 33178

Re:    Ryder System, Inc.
Registration Statement on Form S-8 Relating to the Amended and Restated
Ryder System, Inc. 2012 Equity and Incentive Compensation Plan

Ladies and Gentlemen:

We have acted as counsel to Ryder System, Inc., a Florida corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to 3,200,000 shares of the Company’s common stock, $0.50 par value (the “Common Stock”), issuable under the Amended and Restated Ryder System, Inc. 2012 Equity and Incentive Compensation Plan (the “2012 Plan”). We have examined such certificates, records, statutes and other documents as we have deemed appropriate for purposes of the opinion rendered herein.

As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.
Based upon the foregoing, it is our opinion that, assuming the Company's shareholders approve the 2012 Plan at the Company's 2016 Annual Meeting of Shareholders, the shares of Common Stock originally issued by the Company to participants under the 2012 Plan, when issued and delivered by the Company in accordance with the terms of the 2012 Plan, will be duly authorized, validly issued, fully paid and non-assessable.
The opinion set forth above is limited to the laws of the State of Florida. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or the facts as they currently exist.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.
Very truly yours,

/s/Morgan, Lewis & Bockius LLP